Exhibit 99.1

Contango Mourns Passing of Founder and Friend, Kenneth R. Peak

HOUSTON--(BUSINESS WIRE)--April 22, 2013--It is with great sadness that Contango Oil & Gas Company (NYSE MKT: MCF) announces that the Company’s founder and visionary, Mr. Kenneth R. Peak, passed away Friday evening at the age of 67, in the company of his family. Mr. Peak was diagnosed with an inoperable brain tumor in August 2012 that he was no longer able to battle. Our hearts go out to the entire Peak family and to all who had the honor of knowing Ken.

The Company’s Board of Directors has elected Mr. Joseph J. Romano, Contango’s President and Chief Executive Officer, as the Company’s new Chairman of the Board.

Contango is a Houston-based, independent natural gas and oil company. The Company’s business is to explore, develop, produce and acquire natural gas and oil properties onshore and offshore in the shallow waters of the Gulf of Mexico. Additional information can be found on our web page at www.contango.com.

CONTACT:
Contango Oil & Gas Company
Joseph J. Romano, (713) 960-1901
www.contango.com